                                 SCHEDULE 14A
                                (Rule 14a-101)
                    Information Required in Proxy Statement

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant                                     /X /
Filed by a Party other than the Registrant                  /   /

Check the appropriate box:
/     /     Preliminary Proxy Statement
/     /     Confidential,  for Use of the  Commission  Only (as  permitted  by
Rule 14a-6(e)(2))
/     /     Definitive Proxy Statement
/     /     Definitive Additional Materials
/ X / Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

                    OPPENHEIMER MULTI-STATE MUNICIPAL TRUST

               (Name of Registrant as Specified in its Charter)

                           DEBORAH A. SULLIVAN, ESQ.

                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ X  /      No fee required.
/     /     Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)
and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3)   Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

/    /      Fee paid previously with preliminary materials.
/    /      Check  box if  any  part  of the  fee is  offset  as  provided  by
Exchange Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee  was  paid  previously.  Identify  the  previous  filing  by  registration statement number, or the Form or Schedule and the date of its filing.
(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

July 3, 2001

VIA EDGAR

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA  22312

      Re:   Oppenheimer Multi-State Municipal Trust
            Reg. No. 33-30198; File No. 811-5867
            --------------------------------------

To the Securities and Exchange Commission:

      An  electronic  ("EDGAR")  filing  with the  Commission  is hereby  made pursuant  to  Rule  14a-6  under  the  Securities  Exchange  Act of  1934,  as
amended.   This  filing   contains   soliciting   material   which  meets  the
requirements  of  Rule  14a-12  and  which  relates  to  the  meeting  of  the shareholders  of Oppenheimer  Florida  Municipal Fund, a series of Oppenheimer
Multi-State Municipal Trust to be held September 11, 2001.

      The  proposals to be submitted to  shareholders  at the meeting are: (a)
election  of  eleven   Trustees,   (b)  approval  of  changes  to  the  Fund's
investment objective;  industry concentration policy; and  non-diversification policy,  (c) approval of changes to the Fund's  fundamental  investment policy
concerning   borrowing,   and  (d)  approval  of  the  Fund's  Class  B  12b-1
Distribution  and Service Plan and Agreement  (only Class B  shareholders  may vote on this proposal).

                                          Very truly yours,

                                          /s/ Deborah A. Sullivan

                                          Deborah A. Sullivan
                                          Assistant Vice President and
                                          Assistant Counsel
                                          (212) 323-0602
DAS:dr

cc:   Gloria LaFond
      Digby Clements

Proposed Change in Investment Objective

Shareholders will be requested to approve a change in this Fund's investment objective. The proposed investment objective is for the Fund to seek a high level of current income exempt from federal income tax for investors by investing in a diversified portfolio of high-yield municipal securities. If the proposed change is approved by shareholders, the Fund will broaden its scope to include securities from outside the State of Florida.

If the proposal is approved by shareholders, the Fund will be managed by
Ronald H. Fielding, CFA.  Mr. Fielding currently manages two other
OppenheimerFunds municipal bond funds featured in this publication.  These
Funds are Rochester Fund Municipals and Limited Term New York Municipal Fund.

Watch this space, or telephone your OppenheimerFunds Dealer Support number for the most current information on this Fund.

((Copy for corner triangle))

If approved by shareholders, this Fund will become a National Municipal Fund managed in the Rochester style!

Footnote: (Bold) Proxy statements will be sent free of charge to shareholders of record at the close of business on June 19, 2001, when they become available. The proxy statement contains important information, including the number of Fund shares beneficially owned by the trustees of the Fund and any nominee for trustee of the Fund. Shareholders should read the proxy statement carefully. Shareholders can request copies of the Fund's most recent annual and semi-annual reports free of charge by calling us toll-free at
1.800.525.7048, by writing to the Fund at OppenheimerFunds Services, P.O. Box
5270, Denver Colorado 80217-5270 or by visiting the OppenheimerFunds website at www.oppenheimerfunds.com.

Shareholders can also obtain copies of the proxy statement and other relevant documents free of charge by visiting the EDGAR database on the SEC's Internet website at http://www.sec.gov.
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